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Exhibit 23.6

CONSENT OF JAMES L. WELCH

              I consent to being named as a person about to become a director in Erickson Air-Crane's Registration Statement on Form S-1 (File No. 333-166752) and the related Prospectus and any amendments thereto.

Dated: August 17, 2010

/s/ JAMES L. WELCH Name: James L. Welch

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  Exhibit 23.6
CONSENT OF JAMES L. WELCH